UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2008
Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)
001-33204
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	95-4658730 (I.R.S. Employer Identification No.)
310 Golden Shore, Long Beach, CA 90802
(Address of principal executive offices, with zip code)
(562) 628-1007
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
     (e)   On April 8, 2008, the Compensation Committee of the Board of Directors of Obagi Medical Products, Inc. (the “Company”) approved the Obagi System 2008 Performance Incentive Plan (the “Plan”), an incentive compensation program for fiscal year 2008 which amends, restates and is the successor to the Obagi System 2007 Performance Incentive Plan. The Plan is designed to motivate, retain and reward the Company’s employees based on the achievement of corporate revenue and adjusted EBIT (earnings before interest and taxes adjusted to exclude the impact of non-cash charges relating to the issuance of equity instruments) objectives and individual objectives.
     The Compensation Committee will establish target revenue and adjusted EBIT objectives. Assuming 100% achievement of the target revenue and adjusted EBIT objectives, the aggregate Plan pool will be funded in the amount of $2,436,000. If the revenue and adjusted EBIT objectives are exceeded, an increased amount will be funded to the Plan pool, up to 150% of the Plan pool. Thirty percent of the Plan pool will relate to the revenue objective and 70% of the Plan pool will relate to the adjusted EBIT objective. For the Plan to be funded for executives to earn any bonuses, the Company must achieve at least 92.5% of the revenue objective and at least 92.5% of the adjusted EBIT objective.
     In the event that the revenue and adjusted EBIT objectives are sufficiently achieved to fund the Plan pool, the Plan participants may be eligible to receive individual incentive awards as established by the Compensation Committee based on achievement of individual and in some cases Company objectives and paid out of the Plan pool. The Committee will establish individual target bonus amounts calculated as a percentage of the participant’s base salary. Eligible participants under the Plan are full-time employees, including executive officers, who do not participate in sales or other variable incentive pay plans and are employed by the Company on December 31, 2008 and the date any amount is paid under the Plan, except in certain circumstances. The Plan supersedes any bonus or incentive pay components in offer letters or employment agreements of Plan participants, unless otherwise explicitly set forth in the Plan participants employment agreements.
     The description of the Plan set forth above does not purport to be complete and is qualified in its entirety by reference to the Plan, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits
     (d)   Exhibits

Exhibit Number	Description
10.1	2008 Performance Incentive Plan and form of amendment

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.
Date: April 11, 2008	By:	/s/ Stephen A. Garcia
		Name:	Stephen A. Garcia
		Title:	Chief Financial Officer